UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Tucows Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-2707366
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

96 Mowat Avenue Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-125843 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, no par value per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

n/a

(Title of Class)

Explanatory Note

This Registration Statement on Form 8-A is being filed to change the registration of the common stock, no par value per share (the “Common Stock”), of Tucows Inc., a Pennsylvania corporation (the “Registrant”), from Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of the Common Stock on the American Stock Exchange (“Amex”).  The Common Stock is currently listed for quotation on the Over-the-Counter Bulletin Board (“OTCBB”).  The Registrant anticipates that the quotation of the Common Stock on the OTCBB will be terminated following the closing of trading on the OTCBB on August 12, 2005 and that the listing of the Common Stock on Amex will begin at the opening of trading on Amex on August 15, 2005 under the Symbol “TCX.”

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-125843), as amended, and is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

Exhibit Number	Description of Document
1

Third Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s report on Form 8-K, as filed with the Securities and Exchange Commission on September 6, 2001.)

2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-60306, as filed with the Securities and Exchange Commission on May 4, 2001.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TUCOWS INC.

	By:	/s/ Elliot Noss
	Name:	Elliot Noss
	Title:	President and Chief Executive Officer
Date: August 9, 2005